                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496

EXHIBIT 10.1

                 September 13, 2001 (as amended September 17, 2001)

Mr. Patrick J. Spain
[*]
[*]

RE: Resignation of Your Executive Duties; Implementation and Amendment of the Employment Agreement between Hoover's, Inc. (the "Company") and Patrick J. Spain ("you" or the "Executive") dated May 3, 2001 (the "Employment Agreement") [Capitalized terms not otherwise defined herein shall be defined as set forth in the Employment Agreement]

Dear Patrick:

     This Letter Agreement (the "Letter Agreement") will confirm our understandings with respect to (i) your resignation from executive duties with the Company by mutual agreement, (ii) our respective rights and obligations which shall remain in full force and effect as set forth in your Employment Agreement, subject to the amendment and modifications provided herein, (iii) the amendment and implementation of the Employment Agreement in certain respects, and (iv) your continuing service as Chairman of the Board of Directors of, and as a consultant employed by, the Company. Specifically, we agree to the following:

     1. RESIGNATION OF EXECUTIVE. Subject to the terms and conditions hereof, as of September 13, 2001, you have resigned your duties as an executive with the Company. While such resignation is pursuant to mutual agreement between you and the Company, for purposes of the Employment Agreement, except as set forth below, you will be treated as though you had terminated your employment for Good Reason pursuant to Section 7(d) of the Employment Agreement.

     2. CONTINUING RELATIONSHIP. You will continue to serve as Chairman of the Board of Directors until the first to occur of your termination of service on the Board, due removal by the Board from such office or death. You will continue to serve as a member of the Company's Board of Directors until the first to occur of your resignation, due removal or death. Your duties as Chairman of the Board shall be to preside over meetings of the Company's Board of Directors and stockholders and to perform such additional duties as the Board may delegate to you from time to time. In addition you will continue to be employed by the Company as a consultant to provide specific editorial services for a period beginning on the date of this Letter Agreement and continuing through October 10, 2002, performing such

--------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


          consulting and editorial duties as shall be reasonably requested by the Company from time to time. Such duties may be performed by you either in Austin, Texas or such other location as you shall determine, and on such schedule as shall be consistent with your other business and personal activities (and whether or not such other activities are in behalf of the Company). Except to the extent set forth above, you will not have any ongoing employment duties or responsibilities to the Company.

     3. COMPENSATION AND BENEFITS. You will be entitled to receive compensation and benefits in accordance with Sections 7(h), 9(b) and 5 of the Employment Agreement, and as set forth on EXHIBIT A attached hereto. In the event that you die prior to receipt of full payment or provision of any compensation or benefits due under this Agreement or the Employment Agreement, the unpaid or unprovided installments shall be paid to your wife, if living, and otherwise to the executor or administrator of your estate. You understand and agree that the Company will withhold federal, state and local income taxes, if any, from the installment payments due hereunder, as applicable, as well as any other amounts required by law.

     4. STOCK OPTIONS. You have been eligible to participate in the Company's stock option plans. The Company has granted you stock options as detailed on EXHIBIT A to the Employment Agreement, restated as EXHIBIT B hereto (collectively, the "Options"), together with a grant of 50,000 options as of May 22, 2001, vesting quarterly over four years, at an exercise price of $3.40 per share (the "May 2001 Grant"). The terms and conditions of your Options shall be as set forth in the respective stock option agreements between you and the Company, as they may have been amended by the Employment Agreement and this Letter Agreement. In consideration of the compensation and benefits provided under this Letter Agreement, you release all rights in the May 2001 Grant, and the options granted thereby will be cancelled. The parties acknowledge and agree that Executive's Option to acquire 100,000 shares granted on December 21, 2000, vesting over a period of three (3) years at an exercise price of $1.5625 per share, will be amended to provide that any unvested portion of such option will fully vest as of the date of this Letter Agreement. The parties acknowledge and agree that Executive's Options to acquire 82,500 shares granted on May 9, 1997 at an exercise price of $3.67 per share and to acquire 75,000 shares granted on June 24, 1998 at an exercise price of $4.33 per share, each of which are fully vested, are hereby amended to provide that Executive will have a period equal to the lesser of two years or the balance of time remaining prior to the expiration of such Option in which to exercise such Option following the termination of Executive's service as a member of the Company's Board of Directors. The parties acknowledge and agree that Executive's Options to acquire 9,750 shares granted to Executive on October 28, 1992, 75,000 shares granted on February 3, 1993, 105,000 shares granted on June 27, 1995 (all at an

--------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


          exercise price of $1.00 per share) and Executive's Option to acquire 40,950 shares granted on June 3, 1996 at an exercise price of $2.00 per share (collectively, the "1992-1996 Options") each of which are fully vested, are hereby amended to provide that Executive will have a period equal to the lesser of two years following the termination of Executive's service as a member of the Company's Board of Directors, or the balance of time remaining prior to the expiration of such Option in which to exercise such Option. The Company acknowledges and agrees that all other options are fully vested as of the date hereof, with the exception of the May 2001 Grant that is being cancelled hereby. You will have the right to exercise the Options as provided in the stock option agreements and Exhibit B to this Letter Agreement. In the event of any inconsistency between this Letter Agreement, the Employment Agreement and the stock option agreement relating to any Option, this Letter Agreement shall control and such stock option agreements and the Employment Agreement are deemed amended. The Company will execute amendments to the stock options agreements representing Options that have been amended consistent with the terms as set forth herein, such amendments to be executed prior to September 28, 2001.

     5. CONFIDENTIALITY AND PROPRIETARY INFORMATION. You acknowledge that your obligations under Section 6 of the Employment Agreement shall survive this Letter Agreement and the termination of your employment by the Company. Such terms are incorporated herein by reference and shall apply hereto as if fully rewritten herein.

     6. NONCOMPETITION PROVISIONS. You acknowledge that Section 8 of the Employment Agreement shall survive this Agreement. Section 8 of the Employment Agreement is amended to provide that the "Non-Compete Period" shall expire October 10, 2002. Such terms are incorporated herein by reference and shall apply hereto as if fully rewritten herein.

     7. PUBLIC ANNOUNCEMENTS. You and the Company agree to the distribution of a press release, as set forth in EXHIBIT C attached hereto. Should it be deemed necessary by the Company to disclose any information relating to this Letter Agreement pursuant to any government regulations, the Company agrees that you will be afforded the opportunity to review and comment upon any proposed disclosure referring to you or this Letter Agreement as soon as practicable prior to the date of such proposed disclosure. Except as provided above, no press releases, of any nature relating to your employment with the Company, shall be made by either party hereto without approval of the other party.

     8. INDEMNIFICATION. The Company confirms and agrees that, subject to the terms therein set forth, you will be entitled to the continuing benefits of indemnification by the Company for actions taken as a Director and

--------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


          officer of the Company, as provided by Article 11.7 of the Company's Amended and Restated Bylaws, and the limitation on your liability for such actions as set forth in Article III, Section 14 of the Company's Amended and Restated Certificate of Incorporation.

     9. COMPANY RELEASE. In exchange for your undertakings in this Letter Agreement, the Company on its own behalf, and on behalf of its subsidiaries, affiliates, predecessors, successors and assigns, and their respective shareholders, directors, officers, agents, attorneys, employees, releases and forever discharges you, your heirs, executors, dependents, beneficiaries, estate, successors and assigns (collectively, "Executive's Releasees") of and from any and all claims, demands, actions or causes of action, damages or suits at law or equity, of whatsoever kind or nature, including, but not limited to, all claims and/or demands relating to or arising out of the Employment Agreement and/or your employment by the Company; provided, however, that such release and discharge shall not apply to, release or discharge, any of your obligations under this Letter Agreement or your obligations under the Employment Agreement, as amended by this Letter Agreement, to the extent your obligations under the Employment Agreement are required to be performed or observed after the date of this Letter Agreement.

     10. EXECUTIVE RELEASE. In exchange for the undertakings of the Company set forth in this Letter Agreement, you, for yourself and your heirs, executors, dependents, beneficiaries, estate, successors, and assigns, release and forever discharge the Company, its subsidiaries, divisions, and affiliated businesses, if any, together with its and their respective officers, directors, shareholders, agents, employees, representatives, and attorneys (collectively, "the Company Releasees") of and from any and all claims, demands, actions or causes of action, damages or suits at law or equity, of whatsoever kind or nature, including, but not limited to, all claims and/or demands (i) relating to or arising out of the Employment Agreement, your employment by the Company, and/or the termination thereof; (ii) claims for compensation in the nature of wages, salary, bonuses, commissions, director fees, travel and car allowances, fringe benefits, vacation pay, severance pay, back pay, business expense or rehire arising or accrued through the date of this Letter Agreement (iii) claims and causes of actions for age discrimination, claims under any federal, state or local law, statute or regulation dealing with employment, breach of contract, promissory estoppel, and demands for attorney's fees and legal expenses, that you have or may have by reason of any matter or thing arising out of, or any way connected with, directly or indirectly, any act and/or omission that has occurred prior to the date of this Letter Agreement; provided, however, that such release and discharge shall not apply to, release or discharge (i) any of the Company's obligations under this Letter Agreement, (ii) any of the Company's obligations to indemnify, defend or


--------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


          hold you harmless to the extent such obligations exist under the Company's Certificate of Incorporation, Bylaws, any other agreement or as a matter of law, or (iii) any of the Company's obligations under the Employment Agreement, as amended by this Letter Agreement, to the extent the Company's obligations under the Employment Agreement are required to be performed or observed after the date of the Letter Agreement; and (iv) any of the Options (and/or any agreements relating to the Options), as each of the same may have been amended, to the extent the Company's obligations under the Options (or related agreements) are required to be performed and observed after the date of this Letter Agreement.

     11. ADEA. You recognize and agree that, by executing this Letter Agreement, you are releasing the Company Releasees from any and all claims that you now have, or may have, under the federal Age Discrimination in Employment Act of 1967, 29 U.S.C. 621, et seq. as amended ("ADEA"), by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the date of this Letter Agreement.

     12. "CONSIDERATION PERIOD." The Company hereby notifies Executive of his right to consult with his chosen legal counsel before signing this Letter Agreement. The Company shall afford not less than twenty-one (21) calendar days in which to consider this Letter Agreement to insure that his execution of this Letter Agreement is knowing and voluntary.

     13. "REVOCATION PERIOD"; ADEA. Both you and the Company agree and recognize that, for a period of twenty-eight (28) calendar days following your execution of this Letter Agreement, you may revoke this Letter Agreement as to your release of ADEA claims by providing written notice revoking the same, within the twenty-eight
          (28) day period, to General Counsel, Hoover's, Inc., 5800 Airport Boulevard, Austin, Texas 78752.

     14. MUTUAL NONDISCLOSURE OF LETTER AGREEMENT. You and your heirs, executors, successors, assigns, representatives, and attorneys and the Company, its subsidiaries, affiliates, predecessors, successors and assigns, and their respective shareholders, directors, officers, agents, attorneys, employees shall hold the terms of this Letter Agreement in strict confidence and shall not communicate, reveal, or disclose the terms of this Letter Agreement to any other persons except as required by law or regulation and to your immediate family, legal counsel, tax consultants, prospective lenders, and others with whom you do business and who may require such information, and to those employees, directors, officers, agents and attorneys of the Company who have reason to be aware of the terms hereof for the purposes of executing certain of the agreements


--------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


          contained herein, all of whom shall be instructed by you and/or the Company similarly to hold the terms of this Letter Agreement in the strictest confidence, and as otherwise required by law.

     15. INVALIDITY. The parties to this Letter Agreement agree that the invalidity or unenforceability of any one (1) provision or part of this Letter Agreement shall not render any other provision(s) or part(s) hereof invalid or unenforceable and that such other provision(s) or part(s) shall remain in full force and effect.

     16. COSTS AND ATTORNEY FEES. Each party shall be responsible for his or its separate costs, expenses, attorneys' fees or otherwise.

     17. APPLICABLE PROVISIONS OF EMPLOYMENT AGREEMENT; MODIFICATION. The parties acknowledge that the terms of Sections 10 (Nontransferability), 11 (Waiver), 12 (Notice), 13 (Governing Law; Forum for Disputes; Expenses), 15 (Modification), 16 (Binding Effect), and 17 (Legal Consultation) of the Employment Agreement shall apply hereto as if fully rewritten herein. The parties further acknowledge that, except as may be specifically waived or modified in this Letter Agreement, the Employment Agreement shall remain in full force and effect in accordance with its terms.

     18. ENTIRE AGREEMENT. This Letter Agreement, together with the Employment Agreement as modified, implemented and continued by this Letter Agreement, contain the entire agreement between the parties hereto, and there are no understandings between the parties other than those specifically and expressly set forth therein. Neither this Letter Agreement nor the Employment Agreement shall be further amended or modified in any manner except upon written agreement by both parties.

Very truly yours,

Hoover's, Inc.

By: ______/s/___________
  Kris Rao,
  Vice President and
    General Counsel

Acknowledged and Accepted:

EXECUTIVE

_________/s/_________
Patrick J. Spain


--------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


                                   EXHIBIT A

                            COMPENSATION AND BENEFITS

1.  PAYMENTS.  Promptly following execution of this Letter Agreement,
Executive will be paid all salary accrued under the Employment Agreement through the date of this Letter Agreement. The parties agree that, in full satisfaction of its obligations under Section 7(h)(i) and Section 5 of the Employment Agreement, the Company will pay to Executive the sum of $325,000 in the following installments twice per month over the thirteen (13) month period beginning September 11, 2001 and ending October 10, 2002: $11,500 attributable to the severance obligation in Section 7(h)(i); and (ii) $1,000 attributable to Executive's employment as a consultant to the Company, as described in Section 2 above.
--------------------------------------------------------------------------------
2. OPTIONS LOANS. In consideration of the extension of the period in which Executive is provided to exercise the 1992-1996 Options as provided in Section 4, Executive will hereby forfeit any and all rights to receive loans to exercise the 1992-1996 Options provided pursuant to Section 9(b)b of the Employment Agreement, effective as of the execution of the Letter Agreement.
--------------------------------------------------------------------------------
3. BENEFITS. Promptly following execution of this Letter Agreement, the Company will pay Executive for any currently unreimbursed expenses and accrued vacation, and will continue medical, dental, disability and life insurance coverage through October 10, 2002 (or pay the costs of continuing coverage under COBRA if Executive becomes ineligible to participate during this period), unless  Executive receives these benefits from a subsequent employer in the interim, all in accordance with the Employment Agreement.
--------------------------------------------------------------------------------
4.  [*]
--------------------------------------------------------------------------------
5.  [*]
--------------------------------------------------------------------------------
6.  [*]
--------------------------------------------------------------------------------
7.  [*]
--------------------------------------------------------------------------------


--------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


--------------------------------------------------------------------------------
8.  [*]
--------------------------------------------------------------------------------




















--------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


                                   EXHIBIT B

                                OPTION HOLDINGS

----------------------------------------------------------------------------------
    Grant Date      Number      Exercise Price        Percent         Time to
                                                   Vested as of      Exercise
                                                      9/11/01
----------------------------------------------------------------------------------
     10/28/92        9,750           $1.00              100%            (1)
----------------------------------------------------------------------------------
     02/03/93       75,000           $1.00              100%            (1)
----------------------------------------------------------------------------------
     06/27/95      105,000           $1.00              100%            (1)
----------------------------------------------------------------------------------
     06/03/96       40,950           $2.00              100%            (1)
----------------------------------------------------------------------------------
     05/09/97       82,500           $3.67              100%            (2)
----------------------------------------------------------------------------------
     06/24/98       75,000           $4.33              100%            (2)
----------------------------------------------------------------------------------
     06/08/99      112,500          $14.00              100%            (3)
----------------------------------------------------------------------------------
     06/05/00      100,000         $7.4375              100%            (3)
----------------------------------------------------------------------------------
     12/21/00      100,000         $1.5625              25%*            (4)
----------------------------------------------------------------------------------
     5/22/01**      50,000           $3.40              6.25%
----------------------------------------------------------------------------------


           ALL OPTIONS EXPIRE TEN (10) YEARS FROM THE DATE OF GRANT.

     (1) Following amendment as provided in Section 4 set forth herein, Options must be exercised within the lesser of two (2) years following Executive's ceasing to serve as a member of the Company's Board of Directors; or the expiration of such Option(s).

     (2) Following amendment as provided in Section 4 set forth herein, Options must be exercised within two years of Executive's ceasing to serve as a member of the Company's Board of Directors.

     (3) Options must be exercised within two (2) years of Executive's ceasing to serve as a member of the Company's Board of Directors.

     (4) Options must be exercised within ninety (90) days of Executive's ceasing to serve as a member of the Company's Board of Directors.

* Options will be accelerated to vest 100% upon execution of this letter agreement, as set forth in Section 4.

**Options being cancelled pursuant to this letter agreement.


--------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


                                   EXHIBIT C

                            PUBLIC COMMUNICATIONS


        HOOVER'S ANNOUNCES RESULTS OF 2001 ANNUAL SHAREHOLDERS' MEETING

    AOL TIME WARNER'S BUSINESS 2.0 PRESIDENT NED DESMOND ELECTED TO HOOVER'S
                               BOARD OF DIRECTORS

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS - September 14, 2001 - Hoover's, Inc. (Nasdaq: HOOV), a leading provider of online business information, tools, and content integration technology, today announced results of its annual shareholders meeting, held on September 11. Edward W. (Ned) Desmond was elected by Hoover's shareholders to serve as a new member of the board of directors, and Thomas J. Hillman and Jeffrey R. Tarr were re-elected as board members, each within Class I of the company's board of directors. In addition, Patrick J. Spain has been re-elected by the board as its chairman. Mr. Spain has served as chairman of the board since 1994. Mr. Spain also announced that he is resigning from his operational role as full time executive chairman effective as of October 10, 2001, but will continue to serve as Hoover's chairman of the board in a non-executive capacity. Spain will also continue to be available to consult with the company on an as-needed basis.

Mr. Desmond is the president and editor of BUSINESS 2.0, an AOL Time Warner magazine that covers the digital economy. AOL Time Warner (NYSE:AOL) is Hoover's largest shareholder. Desmond was previously employed by Infoseek Corporation as a senior executive and an editor. Additionally, Mr. Desmond was a senior writer and contributing editor for FORTUNE magazine, after spending 12 years as a journalist for TIME magazine, including positions as bureau chief in New Delhi and Tokyo.

"Ned brings with him vast knowledge and expertise and I would like to personally welcome him to the team," said Patrick Spain. "His leadership roles at various business publications and distinguished career as a journalist will bring us a unique perspective combining both management of a media enterprise and editorial expertise."

"I am honored to have been elected to the Hoover's board of directors and am proud to be a part of a company with such a well-established brand name and strong reputation," stated Desmond.

Tarr, who has served as chief executive officer and president of Hoover's since May 2001 and has been a director since June 2001, said, "I appreciate the shareholders confirming the board's vote of confidence in me and am excited to lead as both CEO and


--------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


as a board member. Hoover's has a wealth of talent across the organization and I look forward to continuing to build Hoover's into a premier business information provider."

Hillman is an entrepreneur across a broad range of industries and is a principal of Hillman Consulting, which provides management consulting services with an emphasis on strategic planning, organizational development, and corporate finance. He joined the Hoover's board in 1992. "I look forward to continuing to contribute to the success of Hoover's," said Hillman.

Spain, a co-founder of the company, served as CEO for more than eight years until May 2001, and has served as chairman of the board since 1994. During Spain's tenure as CEO, the company transformed itself from a small reference book publisher to a premier online business information company reaching millions of businesspeople worldwide. Spain led the company's initial public offering in July 1999 and helped deliver EBITDA profitability during the quarter ended June 30, 2001, his last quarter as CEO.

"It's been a pleasure and an honor to have served as the leader of our fine company," said Spain. "My thanks goes out to the shareholders, directors, and employees of the company without whom we would not have been able to create this unique and wonderful organization. I look forward to continuing to serve as chairman of the board."

About Hoover's, Inc.

Hoover's, Inc. (Nasdaq: HOOV) provides online business information, tools to help businesspeople get their jobs done. Hoover's information is available through its destination sites Hoover's Online (HTTP://WWW.HOOVERS.COM) and the company's other sites in France, Germany, Italy, Spain and the U.K., through syndication and co-branding agreements with other online services, and through customized applications developed for enterprise information portals, corporate intranets and business-to-business vertical and content sites. Hoover's investors include AOL Time Warner (NYSE: AOL), Media General (AMEX:
MEG.A), and Knowledge Universe, through its Knowledge Net Holdings and Nextera Enterprises (Nasdaq: NXRA) units. Hoover's is headquartered in Austin, Texas, and has offices in London, New York City and San Francisco.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements relating to future events or results that involve risks and uncertainties, including statements regarding the expected benefits of executive changes. Among the important factors which could cause actual results of Hoover's to differ materially from those in the forward-looking statements is the successful growth of Hoover's to be the premier online business resource, effectiveness of new leadership and management, economic conditions specific to the Internet, as well as general economic and market conditions and other factors detailed in Hoover's reports and documents filed from time to time with the Securities and Exchange Commission, including its prospectus and recent 10-K and 10-Q filings.


--------------------
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.